Exhibit 99.1

Longevity Health Holdings Enters into Securities Purchase Agreement for Up to $625,000 in Gross Proceeds

Company draws initial $375,000 tranche from institutional investor Puritan Partners

PITTSBURGH, PA, September 8, 2026 (GLOBE NEWSWIRE) — Longevity Health Holdings, Inc. (OTCQB: XAGE) (“Longevity” or the “Company”) today announced that it has entered into a Securities Purchase Agreement, dated August 31, 2026 (the “Purchase Agreement”), with Puritan Partners LLC (“Puritan”) providing for the issuance by the Company of up to $694,445 in aggregate principal amount of a series of 10% senior secured convertible notes, each issued with a 10% original issue discount, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, as described below. The issuance of such notes under the Purchase Agreement is expected to result in gross proceeds of up to $625,000 to the Company.

“We’re pleased to deepen our relationship with Puritan Partners through this new facility, which gives Longevity additional financial flexibility as we continue to build out our regenerative bio-aesthetics platform and pursue other strategic opportunities,” said Janakiram Ajjarapu, Chairman and Chief Executive Officer of the Company.

At the initial closing on August 31, 2026, the Company received gross proceeds of $375,000, before fees and expenses, through the issuance of a 10% senior secured convertible note due February 29, 2028 in an initial principal amount of $416,667 (the “Note”). The Note bears interest at 10% per annum and is convertible into shares of the Company’s common stock at a conversion price of $0.50 per share, subject to adjustment. The Note is secured by substantially all of the assets of the Company and its subsidiaries.

The Purchase Agreement provides for additional gross proceeds to the Company of up to $250,000 through the potential issuance of two additional notes, each in an initial principal amount of $138,889. The second tranche of the notes is subject to the effectiveness of a resale registration statement covering the underlying shares, and the third tranche is at Puritan’s sole discretion.

Additional information regarding the terms of the Note and related transaction documents is included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 4, 2026.

About Longevity Health Holdings, Inc.

Longevity Health Holdings, Inc. is focused on longevity and healthy aging, encompassing the latest scientific advances in regenerative bio-aesthetics. The Company develops, manufactures, and markets cosmetic skincare and haircare products designed to help people look and feel their best at any age. The Company is headquartered in Pittsburgh, Pennsylvania. For more information, visit www.healthxage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated benefits of the Purchase Agreement, the issuance of additional notes under the Purchase Agreement, the Company’s plans to pursue additional financing, the Company’s business strategy and the Company’s future business and financial condition. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that anticipated additional financing is not completed on the terms described or at all, risks relating to the Company’s obligations under the Purchase Agreement and the related financing instruments, including potential dilution, security interests in substantially all Company assets and specified subsidiary assets, repayment and prepayment obligations, and default-related remedies, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Longevity or any other person that the Company will achieve its objectives and plans in any specified time frame or at all. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Contact

Bryan J. Cassaday

bcassaday@healthxage.com